Exhibit 99.1


[GRAPHIC OMITTED]


CONTACT:
The Management Network Group, Inc.      or           Brainerd Communicators
Janet Hall                                           Corey Kinger (Investors)
Janet.Hall@tmng.com                                  kinger@braincomm.com
-------------------                                  --------------------
800.876.5329                                         Olga Shmuklyer (Media)
                                                     shmuklyer@braincomm.com
                                                     -----------------------
                                                     212.986.6667



                    TMNG REPORTS 2006 SECOND QUARTER RESULTS



Overland Park, KS - August 8, 2006 - TMNG Global (Nasdaq: TMNG), a leading provider of management consulting services to the global communications, media and entertainment industries, today reported financial results for its 2006 second quarter ended July 1, 2006.

Revenue in the second quarter of 2006 increased 5.8% to $9.5 million, compared with revenue of $9.0 million in the second quarter of 2005. During the quarter, gross margin was relatively flat at 49.1%, compared with 49.5% in the second quarter of 2005. TMNG reported a net loss of $2.5 million or $0.07 per diluted share for the second quarter of 2006, compared with net income of $30,000, or roughly breakeven on a diluted share basis in last year's second quarter. The second quarter 2006 net loss is largely attributable to increased selling,
general  and   administrative   expenses   associated  with  the  ADVENTIS  Ltd.
international business and increased equity-related charges related to the adoption of SFAS 123R.

For the six months ended July 1, 2006, revenue increased 3.9% to $16.7 million, compared with $16.1 million in the first six months of 2005. During the same period gross margin was 49.7%, compared with 50.4% in the comparable year-ago period. Net loss for the first six months of 2006 was $4.0 million or $0.11 per diluted share, compared with a net loss of $578,000 or $0.02 per diluted share in first six months of 2005.

The company ended the second quarter with a cash and short-term investments position of $42.1 million, working capital of approximately $48.1 million, virtually no long-term debt, and stockholders' equity of $63.9 million. Cash and short-term investments are down from end of first quarter, reflecting the acquisition of the ADVENTIS Ltd. international business and the transitional impact of integrating its billing operations, resulting in a temporary increase in accounts receivable. Accounts receivable are expected to return to more normalized levels in the third quarter.

Second quarter revenue growth reflects the successful repositioning of TMNG's strategic consultative offerings in areas like wireless, cable and media convergence, as well as the quicker-than-expected ramp-up of revenue contribution from the former ADVENTIS Ltd. international business. Revenues also reflect implementation-phase work on a large managed services offering in the MVNE arena; however, the Company reports that it will not be servicing this engagement on an ongoing basis due to a recent decision, subsequent to the end of the second quarter, by the customer to support its prepaid wireless launch on its existing platform.

"TMNG continues to generate good revenue growth driven by strategic consulting offerings that are aligned with market needs in a converging media, entertainment and communications world," said Rich Nespola, TMNG Global Chairman and CEO. "As evidenced by the addition of 23 new clients in the second quarter, we are seeing continued strength in strategy, particularly in the wireless arena and now the cable market. The acquisition of the ADVENTIS assets is already bearing fruit with notable new client wins and a healthy pipeline in the European and Asian markets, and we have more recently added key ADVENTIS assets in the U.S.

"Despite the disappointment with a client's surprise switch to its in-house platform to support its upcoming prepaid wireless offering internally, we retain a positive outlook on the opportunities for growth in both our established consulting and developing managed services offerings," Mr. Nespola continued. "Ultimately, TMNG is focused on generating revenue growth and achieving profitability."

CONFERENCE CALL
TMNG will host a conference call at 5:00 p.m. ET today to discuss 2006 second quarter results. Investors can access the conference call via a live webcast on the company's website, www.tmng.com, or by dialing 888-332-7254, passcode 7638929. A replay of the conference call will be archived on the company's website for one week. Additionally, a replay of the call will be available by dialing 877-519-4471, passcode 7638929, through August 18, 2006.

ABOUT TMNG GLOBAL
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of professional services to the converging communications industry and the financial services firms that support it. With more than 400 consultants worldwide, TMNG Global's clients include communications service providers, entertainment, media and technology companies, and financial services firms. Founded in 1990, TMNG Global has provided strategic and management consulting, as well as managed services, to more than 1000 clients worldwide, including all the Fortune 500 telecommunications companies. The company is headquartered in Overland Park, Kansas, with offices in Berlin, Boston, Chicago, London, New York, Denver, Dallas, Shanghai and Washington, D.C. TMNG Global can be reached at 1.888.480.TMNG (8664) or online at http://www.tmng.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future business, revenues or profitability are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company's services, and technological advances and competitive factors in the markets in which the Company competes. These risks and uncertainties are described in detail from time to time in TMNG's filings with the Securities and Exchange Commission.



                     (Please see attached financial tables)

                       THE MANAGEMENT NETWORK GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            QUARTER ENDED                            YEAR-TO-DATE

                                   July 1, 2006      July 2, 2005          July 1, 2006      July 2, 2005

Revenues                              $   9,541         $   9,017             $  16,704         $ 16,084

Cost of services (including equity
  related charges of $134 and $34
  for the thirteen weeks and $327
  and $69 for the twenty six weeks
  ended July 1, 2006 and July 2,
  2005, respectively)                     4,854             4,553                 8,398            7,982

Gross profit                              4,687             4,464                 8,306            8,102

Operating expenses:
  Selling, general and administrative
    (including equity related charges
    of $711 and $200 for the thirteen
    weeks and $1,221 and $388 for the
    twenty-six weeks ended July 1, 2006
    and July 2, 2005, respectively)       7,338             4,732                12,820            8,945
  Real estate restructuring                  -                                      -                 75
  Depreciation and amortization             341               173                   555              455
                                      ----------        ----------            ----------        ----------
     Total                                7,679             4,905                13,375            9,475
                                      ----------        ----------            ----------        ----------

Loss from continuing operations          (2,992)             (441)               (5,069)          (1,373)

Other income, net                           545               474                 1,080              813
                                      ----------        ----------            ----------        ----------

Income (loss) from continuing
  operations before income tax
  provision                              (2,447)               33                (3,989)            (560)

Income tax provision                        (13)               (3)                  (34)             (18)
                                      ----------        ----------            ----------        ----------

Net income (loss)                     $  (2,460)        $      30             $  (4,023)        $   (578)
                                      ==========        ==========            ==========        ==========

Income (loss) per common share
  Basic and diluted                   $   (0.07)        $    0.00             $   (0.11)         $ (0.02)
                                      ==========        ==========            ==========        ==========
Shares used in calculation of net
  income (loss) per common share
  Basic                                  35,731            35,104                35,678           35,040
                                      ==========        ==========            ==========        ==========
  Diluted                                35,731            35,461                35,678           35,040
                                      ==========        ==========            ==========        ==========


                       THE MANAGEMENT NETWORK GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                  ASSETS
                                              July 1, 2006     December 31, 2005

CURRENT ASSETS:
  Cash and cash equivalents                   $      6,392      $     10,951
  Short-term investments                            35,750            38,700
  Receivables, net                                  11,171             6,149
  Refundable income taxes                              111               117
  Other assets                                       1,389             1,262
                                              ------------      ------------
     Total current assets                           54,813            57,179

GOODWILL                                            14,745            13,365

INTANGIBLES, net                                     1,647             1,651

PROPERTY & EQUIPMENT, net                            1,108               900

OTHER ASSETS                                           821               454
                                              ------------      ------------

TOTAL ASSETS                                  $     73,134      $     73,549
                                              ============      ============

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable                      $      1,650      $      1,025
  Accrued liabilities and other                      5,034             3,657
                                              ------------      ------------
     Total current liabilities                       6,684             4,682

NONCURRENT LIABILITIES                               2,515             2,819

STOCKHOLDERS' EQUITY                                63,935            66,048
                                              ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $     73,134      $     73,549
                                              ============      ============


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